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Exhibit 3.1b


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             DAWN TECHNOLOGIES, INC.


        The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

         FIRST:   The name of the corporation is Dawn Technologies, Inc.

         SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

         Paragraph FOURTH of the Certificate of Incorporation, relating to the authorized stock of the corporation, is hereby amended to read as follows:

                                    "Fourth: The aggregate number of shares
which the corporation shall have authority to issue is 25,000, 000 shares, with a part value of $.001 Per share, which shall be designated "common shares"."

          THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, I hereunder sign my name and affirm that the statements made herein are true under the penalties of perjury this 18th day of September, 1997.




                                                 /S/ Warren Novick
                                             -----------------------------------
                                                 Warren Novick, Chairman
                                                      of the Board


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